UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2004

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-49928 (Commission File Number)	75-2768656 (I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas (Address of principal executive offices)		78945 (Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

     On October 1, 2004, Texas United Bancshares, Inc., a Texas corporation (the “Company”), the parent company of State Bank, La Grange, Texas, acquired GNB Bancshares, Inc., a Texas corporation (“GNB”), the parent company of GNB Financial, n.a., Gainesville, Texas, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April 29, 2004 and amended and restated on June 14, 2004 (as of April 29, 2004) (the “Agreement”). In connection with the Agreement, GNB merged with and into the Company (the “Merger”) and GNB’s wholly-owned subsidiary, Guaranty National Bancshares, Inc. merged with and into the Company’s wholly-owned subsidiary, Texas United Nevada, Inc. The Company will operate GNB Financial, n.a. as a separate subsidiary bank. Pursuant to the terms of the Agreement, in exchange for all outstanding shares of GNB capital stock, the Company paid $18.4 million in cash and issued approximately 1,456,819 shares of its common stock to GNB shareholders. The news release issued by the Company announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Pursuant to the terms of the Agreement, effective at the effective time of the Merger, the Board of Directors of the Company increased its number of directors by two (2) and appointed Riley C. Peveto and Jimmy Jack Biffle, each of whom was a member of the board of directors of GNB prior to the consummation of the Merger. Mr. Peveto was appointed as a Class I director, to serve until the Company’s annual meeting of shareholders in 2005 and Mr. Biffle was appointed as a Class II director, to serve until the Company’s annual meeting of shareholders in 2006. As of the date of this filing, neither Mr. Peveto nor Mr. Biffle has been appointment to a committee of the Company’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made.

Item 9.01  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     The financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable within the time period specified in Item 9.01(a)(4) of Form 8-K.

     (b) Pro Forma Financial Information.

     The pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable within the time period specified in Item 9.01(a)(4) of Form 8-K.

     (c) Exhibits.

     The following materials are filed as exhibits to this Current Report on Form 8-K:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 29, 2004, between the Company and GNB Bancshares, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S‑4 (Registration No. 333-117556)).

99.1	News Release issued by the Company dated October 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC. (Registrant)
Dated: October 6, 2004	By:	/s/ Thomas N. Adams
Thomas N. Adams
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 29, 2004, between the Company and GNB Bancshares, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-117556)).

99.1	News Release issued by the Company dated October 4, 2004.